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                                                                  EXHIBIT 23.6


FOR SAALE ENERGIE GMBH                                       November 26, 1997

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-33397 of NRG Energy, Inc. on Form S-1 of our report dated October 31, 1997 (relating to the financial statements of Saale Energie GmbH as of and for the year ended December 31, 1996 presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE &
TOUCHE GmbH
Wirschaftsprufungsgesellschaft